   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20,  1998
                                                           REGISTRATION NO. 333-
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         -----------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                              GREATER BAY BANCORP
            (Exact name of registrant as specified in its charter)

                   CALIFORNIA                              77-0387041
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)                 Identification No.)

            2860 WEST BAYSHORE ROAD                           94303
             PALO ALTO, CALIFORNIA                          (Zip Code)
   (Address of principal executive offices)
                         -----------------------------
                        GREATER BAY BANCORP 401(K) PLAN
                           (Full title of the plan)
                         -----------------------------

                             DAVID L. KALKBRENNER
                            CHIEF EXECUTIVE OFFICER
                              GREATER BAY BANCORP
                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA 94303
                    (Name and address of agent for service)
                                (650) 813-8200
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                              T. HALE BOGGS, ESQ.
                        MANATT, PHELPS & PHILLIPS, LLP
                                70 WILLOW ROAD
                         MENLO PARK, CALIFORNIA 94025
                                (650) 566-3510


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed
                                                            Proposed maximum         maximum
                                          Amount to be          offering            aggregate         Amount of
Title of securities to be registered      registered(1)    price per share(2)   offering price(2)  registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock                            450,000 shares          $33.69             $15,160,500           $4,215
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such indeterminate number of shares as may become available as a result of the adjustment provisions thereof.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price per share under the Greater Bay Bancorp 401(k) Plan price is computed on the basis of the average of the high and low prices of the Common Stock on November 18, 1998 as reported on the National Association of Securities Dealers Automated Quotations System.
================================================================================

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Pursuant to General Instruction E to Form S-8, Greater Bay Bancorp (the "Registrant") files this Registration Statement on Form S-8 to register an additional 450,000 shares of Common Stock (the "Shares") for issuance pursuant to the exercise of purchase rights granted under the Greater Bay Bancorp 401(k) Plan (the "Plan"), and such indeterminate amount of interests to be offered or sold under the Plan and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The Registrant previously filed a Registration Statement on Form S-8 (Registration No. 333-30913) with the Securities and Exchange Commission (the "SEC") on July 8, 1997, the contents of which are incorporated herein by reference, under which 450,000 shares of Common Stock for issuance pursuant to the exercise of purchase rights granted under the Plan were registered. Since the Registrant announced a two-for-one stock split of its Common Stock effective for shareholders of record as of April 30, 1998, the Registrant hereby registers the Shares under this Registration Statement.

Item 8.   Exhibits
          --------

          See Exhibit Index.

          The Registrant undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on November 17, 1998.

                                                  GREATER BAY BANCORP


                                                  By /s/ David L. Kalkbrenner
                                                     ---------------------------
                                                     David L. Kalkbrenner
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Greater Bay Bancorp, do hereby severally constitute and appoint David L. Kalkbrenner and Steven C. Smith and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any all instruments for us and in our names in the capacities indicated below which said persons, or either of them, may deem necessary or advisable to enable Greater Bay Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-8, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments to this Registration Statement and any Rule 462(b) registration statement or amendments thereto; and we hereby ratify and confirm all that said persons, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 17, 1998.

SIGNATURE                                           TITLE                        DATE

      /s/ David L. Kalkbrenner          Chief Executive Officer,           November 17, 1998
---------------------------------       President and Director
      David L. Kalkbrenner              (Principal Executive Officer)


      /s/ Steven C. Smith               Executive Vice President,          November 17, 1998
---------------------------------       Chief Financial Officer and
      Steven C. Smith                   Chief Operating Officer
                                        (Principal Financial and
                                        Accounting Officer)

      /s/ George R. Corey               Director                           November 17, 1998
---------------------------------
      George R. Corey

      /s/ John M. Gatto                 Director                           November 17, 1998
---------------------------------
      John M. Gatto

      /s/ James E. Jackson              Director                           November 17, 1998
---------------------------------
      James E. Jackson

      /s/ Rex D. Lindsay                Director                           November 17, 1998
---------------------------------
      Rex D. Lindsay

      /s/ Leo K. Lum                    Director                           November 17, 1998
---------------------------------
      Leo K. W. Lum

      /s/ George M. Marcus              Director                           November 17, 1998
---------------------------------
      George M. Marcus

      /s/ Duncan L. Matteson            Director                           November 17, 1998
---------------------------------
      Duncan L. Matteson

      /s/ Rebbeca Q. Morgan             Director                           November 17, 1998
---------------------------------
      Rebecca Q. Morgan

      /s/ Glen McLaughlin               Director                           November 17, 1998
---------------------------------
      Glen McLaughlin

      /s/ Dick J. Randall               Director                           November 17, 1998
---------------------------------
      Dick J. Randall

      /s/ Donald H. Seiler              Director                           November 17, 1998
---------------------------------
      Donald H. Seiler

                                        Director
---------------------------------
      Roger V. Smith

      /s/ Warren R. Thoits              Director                           November 17, 1998
---------------------------------
      Warren R. Thoits

                                 EXHIBIT INDEX


5.1    Opinion of Linda M. Iannone, Esq.

23.1   Consent of Linda M. Iannone, Esq. (included in Exhibit 5.1).

23.2   Consent of Independent Public Accountants.

25.1   Power of Attorney (included on signature page hereof).

99.1 Greater Bay Bancorp 401(K) Plan (filed as Exhibit 10.5 to Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the SEC on March 31, 1998, and incorporated herein by reference).